POWER OF ATTORNEY

The undersigned hereby authorize Mark A. Parsons to sign their names in their behalf to any and all amendments to the Registration Statement filed with the SEC for CG Variable Annuity Separate Account on Form N-4.

Dated in Bloomfield, CT this 10th day of May, 2000.

/s/JOHN CANNON, III
------------------------
John Cannon, III
Sr. Vice President

Chief Counsel and Director

                                POWER OF ATTORNEY

The undersigned hereby authorize Mark A. Parsons to sign their names in their behalf to any and all amendments to the Registration Statement filed with the SEC for CG Variable Annuity Separate Account on Form N-4.

Dated in Bloomfield, CT this 10th day of May, 2000.

/S/ CAROL  M. OLSEN
------------------------
Carol M. Olsen
Sr. Vice President and Director

                                POWER OF ATTORNEY

The undersigned hereby authorize Mark A. Parsons to sign their names in their behalf to any and all amendments to the Registration Statement filed with the SEC for CG Variable Annuity Separate Account on Form N-4.

Dated in Bloomfield, CT this 10th day of May, 2000.

/s/ MARC L. PREMINGER
----------------------------
Marc L. Preminger
Sr. Vice President

Chief Financial Officer and Director